   As filed with the Securities and Exchange Commission on November 17, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            NEXTERA ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

             DELAWARE                                     95-4700410
   (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                     Identification No.)

                               ONE CRANBERRY HILL
                         LEXINGTON, MASSACHUSETTS 02421
                                 (781) 778-4400
          (Address of principal executive offices, including zip code, and telephone number)

           THE AMENDED AND RESTATED 1998 EQUITY PARTICIPATION PLAN OF
                            NEXTERA ENTERPRISES, INC.
           THE NEXTERA ENTERPRISES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                             ----------------------


      MICHAEL P. MULDOWNEY                                Copies to:
    CHIEF FINANCIAL OFFICER                           DAVID A. HAHN, ESQ.
    NEXTERA ENTERPRISES, INC.                          LATHAM & WATKINS
      ONE CRANBERRY HILL                          701 "B" STREET, SUITE 2100
 LEXINGTON, MASSACHUSETTS  02421                  SAN DIEGO, CALIFORNIA 92101
       (781) 778-4400                                  (619) 236-1234
(Name, address, including zip code,
and telephone number, including
area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE

=============================================================================================================
         Title of Securities                Amount        Proposed Maximum     Proposed Maximum     Amount of
          to be Registered                   to be         Offering Price     Aggregate Offering  Registration
                                         Registered(1)(2)   Per Share(3)           Price(3)            Fee
-------------------------------------------------------------------------------------------------------------
The Amended and Restated 1998
Equity Participation Plan of               5,000,000       $1.47 to $10.38      $12,471,933.52       $3,293
Nextera Enterprises, Inc.
Class A Common Stock, $0.001 par
value
-------------------------------------------------------------------------------------------------------------
The Nextera Enterprises, Inc.
Employee Stock Purchase Plan                875,000             $1.22           $ 1,067,500.00       $  282
Class A Common Stock, $0.001 par
value
-------------------------------------------------------------------------------------------------------------


(1) This Registration Statement on Form S-8 covers 875,000 shares of Class A Common Stock available for issuance under the Nextera Enterprises, Inc. Employee Stock Purchase Plan (the "Purchase Plan") and 5,000,000 additional shares of Class A Common Stock available for issuance under the Amended and Restated 1998 Equity Participation Plan of Nextera Enterprises, Inc. (the "1998 Plan"), pursuant to an amendment and restatement of the 1998 Plan approved by the stockholders of the registrant on June 15, 2000. The 1998 Plan authorizes the issuance of a maximum of 12,000,000 shares of Class A Common Stock. However, the offer and sale of 6,993,537 shares of Class A Common Stock under the 1998 Plan, which have been or may be issued upon exercise of options under the 1998 Plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-78825. The remaining 6,463 shares of Class A Common Stock issued upon exercise of options under the 1998 Plan were not registered.

(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the registrant's Class A Common Stock that become issuable under the Purchase Plan or the 1998 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant's outstanding shares of Class A Common Stock.



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

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the weighted average exercise price of $2.50 for 5,000,000 shares issuable pursuant to outstanding stock options previously granted under the 1998 Plan and (b) the average of the high and low sales prices of the registrant's common stock on November 15, 2000, as reported on the Nasdaq National Market, for shares yet to be purchased under the Purchase Plan.


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                                     PART I

ITEM 1. PLAN INFORMATION.

       Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

       Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

       (a) the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 30, 2000 and Amendment No. 1 thereto filed on May 1, 2000 and Amendment No. 2 thereto filed on May 2, 2000;

       (b) the Quarterly Report on Form 10-Q filed pursuant to the Exchange Act on May 15, 2000;

       (c) the Quarterly Report on Form 10-Q filed pursuant to the Exchange Act on August 14, 2000;

       (d) the Quarterly Report on Form 10-Q filed pursuant to the Exchange Act on November 14, 2000;

       (e) the description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 7, 1999, pursuant to Section 12(g) of the Exchange Act; and

       (f) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the effective date of the Annual Report on Form 10-K.

       All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified



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

or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Officers and directors of the Registrant are covered by certain provisions of the Delaware General Corporation Law ("DGCL"), the charter, the bylaws, indemnification agreements and insurance policies which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they may incur in such capacities. These various provisions are described below.

       Elimination of Liability in Certain Circumstances. In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The charter limits the liability of directors to the Registrant or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, the directors of the Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as director, except for liability: (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful share repurchases or redemptions as provided in Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

       Indemnification and Insurance. As a Delaware corporation, the Registrant has the power, under specified circumstances generally requiring the director or officer to act in good faith and in a manner he reasonably believes to be in or not opposed to the Registrant's best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of the Registrant, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. The bylaws generally provide for mandatory indemnification of the Registrant's directors and officers to the full extent provided by Delaware corporate law. In addition, the Registrant has entered into indemnification agreements with its directors and officers which



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

generally provide for mandatory indemnification under circumstances for which indemnification would otherwise be discretionary under Delaware law. The Registrant maintains insurance on behalf of its directors and officers, insuring them against liabilities that they may incur in such capacities or arising out of such status.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

       The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

       (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                     (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933, as amended (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that the undertakings set forth in paragraphs
       (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant



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

       to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 16th day of November 2000.

                                    NEXTERA ENTERPRISES, INC.

                                    By:      /s/  DAVID SCHNEIDER
                                        ----------------------------------------
                                                  DAVID SCHNEIDER
                                              CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Schneider and Stanley E. Maron and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act or 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----
        /s/ David Schneider             President and Chief Executive       November 16, 2000
------------------------------------    Officer (Principal Executive
            David Schneider             Officer)

     /s/ Michael P. Muldowney           Chief Financial Officer (Principal  November 16, 2000
-----------------------------------     Financial and Accounting Officer)
         Michael P. Muldowney

        /s/ Steven B. Fink             Chairman of the Board of Directors   November 16, 2000
-----------------------------------
            Steven B. Fink

        /s/ Roger Brossy               Director                             November 16, 2000
-----------------------------------
            Roger Brossy

      /s/ Gregory J. Clark             Director                             November 16, 2000
-----------------------------------
          Gregory J. Clark

       /s/ Ralph Finerman              Director                             November 16, 2000
-----------------------------------
           Ralph Finerman

     /s/ Keith D. Grinstein            Director                             November 16, 2000
------------------------------------
          Keith D. Grinstein

              SIGNATURE                                 TITLE                     DATE
              ---------                                 -----                     ----
       /s/ Stanley E. Maron             Director and Secretary               November 16, 2000
------------------------------------
           Stanley E. Maron

        /s/ Vincent C. Perro            Director                             November 16, 2000
------------------------------------
            Vincent C. Perro

        /s/ Michael D. Rose             Director                             November 16, 2000
------------------------------------
            Michael D. Rose

      /s/ Richard V. Sandler            Director                             November 16, 2000
------------------------------------
          Richard V. Sandler

      /s/ Richard L. Sandor             Director                             November 16, 2000
------------------------------------
          Richard L. Sandor

                                  EXHIBIT INDEX


EXHIBIT
-------
3.1*         Second Amended and Restated Certificate of Incorporation of Nextera
             Enterprises, Inc.

4.1*         The Amended and Restated 1998 Equity Participation Plan of Nextera
             Enterprises, Inc.

5.1*         Opinion of Latham & Watkins regarding the 1998 Plan.

5.2*         Opinion of Latham & Watkins regarding the Purchase Plan.

23.1*        Consent of Ernst & Young LLP, Independent Auditors.

23.2*        Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

23.3*        Consent of Latham & Watkins (included in Exhibit 5.2 hereto).

24.1*        Power of Attorney (included on signature page hereto).

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*      Filed herewith